                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 20, 2000



                              BANCFIRST OHIO CORP.
             (Exact name of registrant as specified in its charter)


Ohio                               0-18840                   31-1294136
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



                         422 Main Street, P.O. Box 4658
                             Zanesville, Ohio 43702
             (Address of principal executive offices, with zip code)



         Registrant's telephone number, including area code: (740) 452-8444

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 13, 2000, the Company entered into an Agreement and Plan of Reorganization with Milton Federal Financial Corporation ("MFFC") and Milton Federal Savings Bank to merge MFFC with and into the Company (the "Merger"), which was closed by the parties, with the merger effective on June 20, 2000. In connection with the Merger, the Company will issue .444 shares of its common stock and $6.80 for each of the 2,099,995 outstanding shares of MFFC. The Company will fund the cash portion of the acquisition through cash from operations. Attached hereto as Appendix A and incorporated herein by this reference is a copy of the press release issued by BancFirst Ohio Corp. on June 20, 2000.

         The terms of the Merger, including the purchase price and form of consideration, was the result of arms'-length negotiations between the parties. Prior to this transaction, there has been no material relationship between MFFC and the Company, its affiliates, any officer or director of the Company or any of their affiliates.

         In connection with the Merger, the Company will acquire all of the equipment and other physical property of MFFC and its wholly-owned subsidiary, Milton Federal Savings Bank ("MFSB"), consisting of equipment and physical property used in MFSB's banking business. The Company intends to continue to use the assets acquired in this transaction in the manner utilized by MFSB prior to the acquisition.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of businesses acquired

     The Registrant incorporates herein by this reference the Consolidated Financial Statements and notes thereto of Milton Federal Financial Corporation filed with the Securities and Exchange Commission as a part of the Milton Federal Financial Corporation Annual Report on Form 10-K for the year ended September 30, 1999 and as a part of the Milton Federal Financial Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (Commission File No. 0-24834).

(b)  Pro forma financial information

     Unaudited Pro Forma Condensed Consolidated Balance Sheet................B-1
     Unaudited Pro Forma Condensed Consolidated Statement
         of Income...........................................................B-2
     Notes to Unaudited Pro Forma Consolidated Condensed
         Financial Statements................................................B-3

(c)  Exhibits.

     2.1 Agreement and Plan of Reorganization by and among BancFirst Ohio Corp., The First National Bank of Zanesville, Milton Federal Financial Corporation and Milton Federal Savings Bank dated January 13, 2000 (incorporated by reference to Exhibit
              2.1 of the Current Report on Form 8-K dated January 13, 2000).

     99.1 Milton Federal Financial Corporation Financial Statements Incorporated Herein by Reference:

              Consolidated Balance Sheets....................................A-1
              Consolidated Statements of Income..............................A-2
              Consolidated Statements of Comprehensive Income................A-3
              Consolidated Statements of Changes in Shareholders' Equity.....A-4
              Consolidated Statements of Cash Flows..........................A-6
              Notes to Consolidated Financial Statements.....................A-8
              Consolidated Balance Sheets...................................A-25
              Consolidated Statements of Income.............................A-26
              Consolidated Statements of Comprehensive Income...............A-27
              Consolidated Statements of Changes in Shareholders' Equity....A-28
              Consolidated Statements of Cash Flows.........................A-29
              Notes to Consolidated Financial Statements....................A-30

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of August, 2000.

                                             BANCFIRST OHIO CORP.

                                             By: /s/ Kim M. Taylor
                                                ------------------------
                                                 Kim M. Taylor,
                                                 Chief Financial Officer

                                   APPENDIX A



N  E  W  S    R  E  L  E  A  S  E                           BANCFIRST OHIO CORP.
                                                            422 MAIN STREET
                                                            ZANESVILLE, OH 43701
CONTACT:  KIM TAYLOR
(740) 588-6795                                                     JUNE 20, 2000
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE:

                 BANCFIRST OHIO CORP. CLOSES MERGER WITH MILTON
                 ----------------------------------------------
                          FEDERAL FINANCIAL CORPORATION
                          -----------------------------

ZANESVILLE, OHIO, June 20, 2000, BancFirst Ohio Corp. (NASDAQ - NMS: BFOH) announced today that it has closed the merger of Milton Federal Financial Corporation ("MFFC") into BancFirst Ohio Corp. ("BFOH"). BFOH is a single bank holding company, with The First National Bank of Zanesville as its wholly owned subsidiary. The bank operates as First National Bank in Muskingum County, Ohio, and as Bank First National, a division of The First National Bank of Zanesville in all other areas. It has nine full service banking offices in Muskingum County, six in Licking County, five in Franklin County and two banking locations in the Dayton area. The bank also has business lending centers in Columbus, Cleveland, Dayton, Cincinnati, Louisville, Indianapolis and Detroit and offers complete trust services through First Financial Services Group, N.A. and financial planning services through Chornyak & Associates, Inc., subsidiaries of First National Bank. MFFC, the holding company for Milton Federal Savings Bank has four offices located in Montgomery and Miami Counties. Simultaneous with the merger, Milton Federal Savings Bank has been merged into The First National Bank of Zanesville and will operate as Bank First National financial centers.

Under the terms of the merger agreement, BFOH exchanged .444 shares of its common stock and $6.80 for each of the 2,099,995 outstanding shares of MFFC. The merger will be accounted for as a purchase, and is expected to be accretive to earnings per share in the first full year of combined operations. Gary N. Fields, President and Chief Executive Officer of BFOH, states, "Milton Federal Financial Corporation represents a very strategic acquisition for BancFirst Ohio Corp. and significantly complements our existing financial centers in Bellbrook and Centerville. Under the direction of Glenn Aidt this company has maintained high asset quality and has expanded its presence in the rapidly growing Dayton area. We are pleased that Glenn will remain with BancFirst as Dayton area executive, and look forward to implementing our complete menu of community banking services to Milton Federal customers in the West Milton, Tipp City, Englewood, and Brookville communities. We now have a $1.5 billion bank along the

I-70 corridor that is well positioned to pursue new growth opportunities." Glenn Aidt states, "Milton Federal is excited to have found a merger partner that shares our community banking philosophy with a strong focus on customer service. We will now be able to offer a broader array of banking products which will include internet banking, trust services, financial planning services, and strong capabilities in small business banking."

This release contains certain estimates and projections regarding the combined company following the merger. These estimates and projections constitute forward-looking statements (within the meaning of the Private Securities Litigation reform act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Internal and external factors that could cause such a difference include, but are not limited to: (1) expected cost savings from the mergers cannot be fully realized or realized within the expected time frame; (2) revenues following mergers are lower than expected; (3) competitive pressures among depository institutions increase significantly; (4) costs or difficulties related to the integration; (5) changes in the interest rate environment reduce net interest income; (6) general economic conditions deteriorate, either nationally or in the markets in which the combined company will be doing business; and (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.

BancFirst Ohio Corp.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2000

                                               BancFirst        Milton       Pro Forma     Pro Forma
                                               Historical     Historical    Adjustments   Consolidated
                                               ----------     ----------    -----------   ------------
                                                                   (In thousands)
ASSETS:
Cash and due from banks, federal
  funds sold and interest bearing deposits     $   26,850      $  2,117      $   --        $   28,967
Investment securities                             350,050        49,914        (2,363)(2)     380,720
                                                                              (16,881)(1)
Loans receivable - net                            874,150       200,553        (7,803)(2)   1,066,900
Premises and equipment                             14,997         2,525           975 (2)      18,497
Goodwill and other intangibles                     12,255          --          10,098 (1)      24,053
                                                                                1,700 (2)
Other assets                                       42,734         3,867         3,066 (2)      49,667
                                               ----------      --------      --------      ----------

Total assets                                   $1,321,036      $258,976      $(11,208)     $1,568,804
                                               ==========      ========      ========      ==========


LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
Deposits                                       $  807,367      $164,353      $     97 (2)  $  971,817
Federal funds purchased                            26,200          --            --            26,200
Borrowings                                        396,898        68,366          (559)(2)     464,705
Other liabilities                                  11,485         1,268          --            12,753
                                               ----------      --------      --------      ----------
Total liabilities                               1,241,950       233,987          (462)      1,475,475
                                               ----------      --------      --------      ----------

Shareholders' Equity:
Common stock, no par value                         66,313        25,295       (25,295)(3)      80,556
                                                                               14,243 (1)
Retained earnings                                  37,798         8,773        (8,773)(3)      37,798
Accumulated other comprehensive income             (8,466)         (665)          665 (3)      (8,466)
Treasury stock and other                          (16,559)       (8,414)        8,414 (3)     (16,559)
                                               ----------      --------      --------      ----------
Total shareholders' equity                         79,086        24,989       (10,746)         93,329
                                               ----------      --------      --------      ----------

Total liabilities and shareholders' equity     $1,321,036      $258,976      $(11,208)     $1,568,804
                                               ==========      ========      ========      ==========

BancFirst Ohio Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Three Months Ended March 31, 2000

                                                 BancFirst       Milton     Pro Forma    Pro Forma
                                                 Historical    Historical  Adjustments  Consolidated
                                                 ----------    ----------  -----------  ------------
                                                                    (In thousands)
Interest income:
  Interest and fees on loans                       $18,025      $ 3,776      $   324 (1)  $22,125
  Securities                                         6,030          814          105 (1)  $ 6,675
                                                        --           --         (274)(2)       --
                                                   -------      -------      -------      -------
  Total interest income                             24,055        4,590          155       28,800
                                                   -------      -------      -------      -------

Interest expense:
  Deposits                                           8,256        1,962          (12)(1)   10,206
  Borrowings                                         6,188          987           33 (1)    7,208
                                                   -------      -------      -------      -------
  Total interest expense                            14,444        2,949           21       17,414
                                                   -------      -------      -------      -------

Net interest income                                  9,611        1,641          134       11,386

Provision for possible loan losses                     450           20           --          470
                                                   -------      -------      -------      -------
Net interest income after provision
  for possible loan losses                           9,161        1,621          134       10,916
                                                   -------      -------      -------      -------

Other income:
  Trust and custodian fees                             650           --           --          650
  Customer service fees                                528           98           --          626
  Gains on sales of loans                              615           --           --          615
  Other                                              1,180           30           --        1,210
                                                   -------      -------      -------      -------
  Total other income                                 2,973          128           --        3,101
                                                   -------      -------      -------      -------

Other expenses:
  Salaries and employee benefits                     4,417          658           --        5,075
  Net occupancy expense                                527          107            9 (1)      643
  Amortization of intangibles                          351           --          180 (1)      531
  Other                                              2,390          371           --        2,761
                                                   -------      -------      -------      -------
  Total other expenses                               7,685        1,136          189        9,010
                                                   -------      -------      -------      -------
Income before income taxes
  and extraordinary item                             4,449          613          (55)       5,007

Provision for federal income taxes                   1,375          213           44 (3)    1,632
                                                   -------      -------      -------      -------

Net income                                         $ 3,074      $   400      $   (99)     $ 3,375
                                                   =======      =======      =======      =======


Earnings per share:
  Basic                                            $  0.41      $  0.20                   $  0.40
  Diluted                                          $  0.41      $  0.20                   $  0.40

Weighted average number of shares outstanding:
  Basic                                              7,560        1,986       (1,986)(4)    8,479
                                                                                 919 (5)
  Diluted                                            7,574        2,000       (2,000)(4)    8,493
                                                                                 919 (5)

BANCFIRST OHIO CORP.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

BASIS OF PRESENTATION

         The following pro forma adjustments are based on available information and certain estimates and assumptions. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments. The Company believes that such assumptions provide a reasonable basis for presenting all of the significant effects of the following transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated condensed financial statements.


ADJUSTMENTS TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

(1)          Represents the acquisition for a total purchase price of $28,316.
In addition, acquisition related costs totaling $2,808 are capitalized for obligations under employment contracts, severance payments and legal and other transaction related fees. The acquisition, which was funded partially with the issuance of approximately 919,00 shares of BancFirst common stock and partially with cash obtained from sales of investment securities, is summarized as follows:

                  Value of BancFirst common stock issued               $14,243
                  Cash paid to Milton shareholders                      14,073
                                                                       -------
                  Total purchase price                                  28,316
                  Capitalized acquisition costs                          2,808
                                                                       -------
                  Total acquisition cost                                31,124
                  Milton shareholders' equity                           24,989
                                                                       -------
                  Excess acquisition cost over book value                6,135
                  Adjustments to reflect fair value (see (2) below)      3,963
                                                                       -------
                  Total goodwill                                       $10,098
                                                                       =======

(2) Represents adjustments to reflect fair values of assets and liabilities as follows:

                  Securities held to maturity                          $(2,363)
                  Loans receivable                                      (7,803)
                  Fixed assets                                             975
                  Deposits                                                 (97)
                  Borrowings                                               559
                  Core deposit intangible                                1,700
                  Deferred income tax asset                              3,066
                                                                       -------
                  Total fair value adjustments                         $(3,963)
                                                                       =======


(3)          Represents elimination of Milton equity accounts.

                              BANCFIRST OHIO CORP.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

ADJUSTMENTS TO PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(1) Represents the amortization of the purchase accounting adjustments over the following periods:

                                                 Amortization      Amortization
                                                    Period            Method
                                                    ------            ------
              Securities held to maturity            8 years      Level yield
              Loans receivable                       8 years      Level yield
              Fixed assets                          30 years      Straight line
              Deposits                               2 years      Straight line
              Borrowings                          4.25 years      Straight line
              Core deposit intangible               10 years      Straight line
              Goodwill                              20 years      Straight line

(2) Represents reduction in interest income on securities sold to provide the cash funding for the acquisition.

(3) Represents the estimated income tax effects on the pro forma adjustments at an effective tax rate of 35%.

(4)          Eliminate common shares outstanding of Milton.

(5) Represents common shares of BancFirst issued in connection with the acquisition.